                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [ ] Definitive proxy statement

     [X] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-12

                          NORTHFIELD LABORATORIES INC.
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                (Name of Registrant as Specified in Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (4) Date filed:

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

                                      NEWS

                    [NORTHFIELD LABORATORIES INC. LETTERHEAD]



FOR IMMEDIATE RELEASE
THURSDAY, SEPTEMBER 12, 2002

          NORTHFIELD RESPONDS TO FALSE ACCUSATIONS BY C. ROBERT COATES

EVANSTON, ILLINOIS, SEPTEMBER 12, 2002 - NORTHFIELD LABORATORIES INC. (NASDAQ/NMS: NFLD), a leading developer of an oxygen-carrying blood substitute for trauma and elective surgery situations, today responded to recent false accusations made by dissident shareholder C. Robert Coates regarding Institutional Shareholder Services (ISS), the nation's leading independent voting advisory firm. ISS has recommended that its clients vote in favor of Northfield's seven director nominees at the annual meeting of shareholders to be held on September 13, 2002.

Steven A. Gould, M.D., Northfield's Chairman and Chief Executive Officer, said, "I am disappointed with Mr. Coates's comments and false accusations that suggested that Northfield somehow misled ISS. ISS is a highly respected, independent organization whose mandate is to provide objective analyses and recommendations on proxy voting and corporate governance issues. Northfield provided honest and factual information to ISS, and ISS made its decision, giving Northfield a strong endorsement in recommending a vote for the Board's nominees.

"I believe that Mr. Coates's recent actions and false accusations are reckless and potentially damaging and indicate precisely the reasons that Northfield's Nominating Committee felt that neither Mr. Coates nor Mr. Williams had the credentials, qualities or character appropriate for membership on our Board of Directors."


Statements in this release that are not strictly historical are "forward-looking" statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, which may cause the company's actual results in the future to differ materially from expected results. These risks include, among others: competition from other blood substitute products; the company's ability to obtain regulatory approval to market PolyHeme commercially; the company's and/or its representative's ability to successfully market and sell PolyHeme; the company's ability to manufacture PolyHeme in sufficient quantities; the company's ability to obtain an adequate supply of raw materials; the company's ability to maintain intellectual property protection for its proprietary product and to defend its existing intellectual property rights from challenges by third parties; the availability of capital to finance planned growth; and the extent to which the hospitals

                                      MORE

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NORTHFIELD LABORATORIES INC.
ADD 1


and physicians using PolyHeme are able to obtain third-party reimbursement, as described in the company's filings with the Securities and Exchange Commission.

             VISIT THE NORTHFIELD WEBSITE AT: www.northfieldlabs.com

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